========================
                     SCHEDULE 14A INFORMATION
                     ========================
(Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                              of 1934)
                          (Amendment No.    )


Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[    ]    Preliminary Proxy Statement
[    ]    Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[  x ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting Material Pursuant to sec.240.14a-11(c) or
          sec.240.14a-12
---------------------------------------------------------------------------

            (Name of Registrant as Specified In Its Charter)

                    Selective Insurance Group, Inc.
    ======================================================================
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
         6(i)(2) or Item 22(a)(2) of Schedule A.

[   ]    $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

      1) Title of each class of securities to which transaction applies:
         _____________________________________________________________

      2) Aggregate number of securities to which transaction applies:
         _____________________________________________________________

      3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _____________________________________________________________

      4) Proposed maximum aggregate value of transaction:
         _____________________________________________________________

      5) Total fee paid:
         _____________________________________________________________

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          ___________________________________________________________

      2)  Form, Schedule or Registration Statement No.:
          ___________________________________________________________

      3)  Filing Party:
          ___________________________________________________________

      4)  Date Filed:
          ___________________________________________________________

                     SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]               40 Wantage Avenue
                      Branchville, New Jersey 07890
                            973-948-3000
                   http://www.selectiveinsurance.com

James W. Entringer
Chairman, and
Chief Executive Officer


March 30, 1998



Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 1998 Annual Meeting of Stockholders to be held on Friday, May 1, 1998, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, are enclosed with this letter.

Whether you own a few or many shares of stock and whether you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete, date, sign, and return the enclosed proxy as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.



Warmest regards,

/s/James W. Entringer
---------------------
James W. Entringer

                      SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]                 40 Wantage Avenue
                       Branchville, New Jersey 07890
                              973-948-3000
                     http://www.selectiveinsurance.com


                    ===================================
                    NOTICE OF ANNUAL MEETING TO BE HELD
                    ===================================
                              May 1, 1998
                              ===========


TO OUR STOCKHOLDERS:
--------------------

Notice is hereby given that the Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the "Company") will be held on Friday, May 1, 1998, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1.  To elect five directors for a term of three years each.
2. To transact such other and further business, if any, as properly may be brought before the meeting.

Only stockholders of record on the books of the Company at the close of business on March 13, 1998, shall be entitled to vote at the meeting.

If you do not expect to be present at the meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying postage-paid envelope.

The giving of the proxy will not affect your right to vote in person, should you attend the meeting.


By order of the Board of Directors,


/s/Susan R. Perretta
--------------------
Susan R. Perretta
Secretary



Dated: March 30, 1998

                     Selective Insurance Group, Inc.
                           40 Wantage Avenue
                      Branchville, New Jersey 07890


                            March 30, 1998


                            ===============
                            PROXY STATEMENT
                            ===============


                            ===============
                            General Matters
                            ===============


This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 1, 1998, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Corporate Investor Communications, Inc. for a fee of $4,500 to aid in solicitation of proxies by mail, telephone, and personal contact. The costs of the solicitation will be borne by the Company.

In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to their principals.

On March 13, 1998, which is the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 29,552,073 shares of common stock, $2.00 par value
("Common Stock"). This is the Company's only issued and outstanding class of stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about March 30, 1998, to all stockholders of record as of the record date. Under New Jersey law and the Company's Bylaws, each share of Common Stock outstanding as of the record date is entitled to one vote at the Annual Meeting of Stockholders, and the presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors and broker nonvotes are included in determining whether a quorum is present. Under New Jersey law, directors are elected by a plurality of votes cast. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. The affirmative votes of a majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to decide any other item of business which may properly be brought before the Annual Meeting. Abstentions and broker nonvotes are not counted in tabulating the number of votes cast on such other items of business that may properly be brought before the meeting.

There is no person or group known by the Company as of March 13, 1998, to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except the matter set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Proxies that contain no instructions to the contrary will be voted for the election as directors of the five nominees named herein.


The Annual Report to Stockholders for the fiscal year ending December 31, 1997, has been provided to all stockholders of record as of the close of business on March 13, 1998 together with this Proxy Statement.


                           =====================
                           REVOCABILITY OF PROXY
                           =====================


Any stockholder giving a proxy may revoke it by notifying the Secretary of the Company, in writing, of such revocation at any time prior to its exercise or by filing another proxy dated subsequent to the date thereof with the Secretary of the Company.


                          ========================
                          I. ELECTION OF DIRECTORS
                          ========================
                            (Item 1 on Proxy)


The Company's Restated Certificate of Incorporation, as amended (the "Certificate''), and the Bylaws provide that the number of directors of the Company shall not be less than seven nor more than twenty, such number within the minimum and maximum limitations to be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. The Certificate and Bylaws also provide for the Board of Directors to be divided into three classes, equal or nearly as equal as possible, so that all directors serve staggered three-year terms.

The Board has nominated James W. Entringer, C. Edward Herder, William M. Rue, and Thomas D. Sayles for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2001. All such persons are currently directors and were previously elected by stockholders. Gregory E. Murphy, who is also nominated for election as director for a three-year term expiring at the Annual Meeting of Stockholders in 2001, was elected to the Board on June 9, 1997 and added to the class of directors whose terms expire in 1998.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, which the Board of Directors does not presently expect, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director is related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

                                 ==========
                                 CANDIDATES
                                 ==========


The following information is set forth with respect to the five nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2001.

Shares of Common Stock shown as beneficially owned give effect to the Company's 2 for 1 stock split, which was effective on December 1, 1997:


                                                             Shares of
                                                             Common Stock
                                                             Beneficially
Names                      Positions and Offices             Owned as of
of                         in Company and                    February 16,
Directors                  Business Experience               1998(1)
============================================================================
James W. Entringer         Chairman, and Chief Executive     362,792(2)(3)
 Age: 57                   Officer of the Company since 1997;
 Director since: 1992      Chairman and President, and Chief
 Term to expire: 2001      Executive Officer of the Company
                           since 1993 to 1997;
                           President and Chief Operating
                           Officer of the Company,
                           1992; Senior Resident Vice
                           President, Merrill Lynch, Pierce,
                           Fenner & Smith, Inc. ("Merrill
                           Lynch"), 1991 to 1992; President,
                           Chief Executive Officer and Director,
                           Family Life Insurance Company, a
                           subsidiary of Merrill Lynch, 1986 to
                           1990; Branch Manager, Merrill Lynch,
                           1967 to 1992; Committees of the Company:
                           Chairman, Executive; and member, Finance.
----------------------------------------------------------------------------
C. Edward Herder, CPCU     President, Chester H. Herder & Son,   88,937(4)
 Age: 62                   Inc. since 1959; Chairman, Herder Tarricone
 Director since: 1978      Associates,1994 to 1996; general insurance
 Term to expire: 2001      agencies; Committees of the Company: Chairman,
                           Committee on Directors; member, Executive.
----------------------------------------------------------------------------
Gregory E. Murphy          President and Chief Operating Officer 122,193(5)
 Age: 42                   of the Company since 1997; Senior Vice
 Director since: 1997      President and Chief Financial Officer
 Term to expire: 2001      of the Company, 1995 to 1997; Senior
                           Vice President, Finance of the Company,
                           1994 to 1995; Vice President, Finance
                           of the Company, 1993 to 1994; Vice
                           President and Controller of the Company,
                           1987 to 1993; Committees of the Company:
                           member, Finance Committee.
----------------------------------------------------------------------------
William M. Rue,CPCU        President, Chas. E. Rue & Son, Inc.   256,347(6)
 Age: 50                   T/A Rue Insurance since 1987; Director,
 Director since: 1977      First Constitution Bank; Committees of the
 Term to expire: 2001      Company: member, Executive, Finance and
                           Committee on Directors.

Thomas D. Sayles, Jr.      Retired; Director, Pillar Funds       55,896(7)
 Age: 66                   (Summit Bank Corp., Mutual funds);
 Director since: 1988      Chairman, The Summit Bancorporation,
 Term to expire: 2001      1995-1996; Chairman and Chief
                           Executive Officer, The Summit
                           Bancorporation, 1974 to 1994;
                           Committees of the Company: Chairman,
                           Salary and Employee Benefits; member,
                           Executive and Committee on Directors.
----------------------------------------------------------------------------

                             ====================
                             CONTINUING DIRECTORS
                             ====================


The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.

                                                             Shares of
                                                             Common Stock
                                                             Beneficially
Names                     Positions and Offices              Owned as of
of                        in Company and                     February 16,
Directors                 Business Experience                1998(1)
============================================================================
A. David Brown            Managing Director, Pendelton James    7,736(8)
 Age: 55                  Associates, since 1997;
 Director since: 1996     Managing Vice President, Korn/
 Term to expire: 2000     Ferry International, executive
                          recruiting, 1994 to 1997;
                          served in various
                          executive positions with
                          R.H. Macy & Co., Inc., 1969 to 1994 and
                          was Senior Vice President, Human
                          Resources, 1983 to 1994 and Director,
                          1987-1992; Committees of the Company:
                          member, Audit and Salary and Employee
                          Benefits.
---------------------------------------------------------------------------
William A. Dolan, II      Attorney, Kelly, Gaus & Holub law      39,170(9)
 Age: 66                  firm since 1994; Partner, Kelly, Gaus,
 Director since: 1988     Holub & Dolan, 1994;
 Term to expire: 1999     Of Counsel, Kelly, Gaus &
                          Holub, 1994 to 1997;
                          President, Dolan and Dolan, P.A.,
                          law firm, 1992 to 1993; Director
                          since 1982 and Chairman of the Board,
                          1988 to 1996, High Point Financial
                          Corporation; Committees of the
                          Company: Chairman, Conflict of
                          Interest; member, Audit.
----------------------------------------------------------------------------
William C. Gray, D.V.M.   Retired;                              47,516(10)
 Age: 68                  Veterinarian and President, Newton
 Director since: 1992     Veterinary Hospital 1960 to 1997;
 Term to expire: 1999     Director, Newton Financial Corp. Company;
                          and Newton Trust Committees of the Audit
                          Company: member, and Conflict of Interest.
----------------------------------------------------------------------------
Frederick H. Jarvis       Retired; Chairman and Chief Executive  38,676(11)
 Age: 70                  Officer of the Company, 1992 to 1993;
 Director since: 1984     Chairman, President and Chief Executive
 Term to expire: 1999     Officer of the Company, 1984 to 1992;
                          Committees of the Company: Chairman,
                          Finance; member, Executive and Committee on Directors.


----------------------------------------------------------------------------
William M. Kearns, Jr.    President, W.M. Kearns & Co., Inc.     77,760(12)
  Age: 62                 a private investment company, since
  Director since: 1975    1994; Director, Kuhlman Corporation,
  Term to expire: 2000    Malibu Entertainment Worldwide Inc.;
                          Trustee of EQ Advisors Trust (Equitable
                          Life Assurance Society of the U.S.)
                          since 1997; Managing Director, Lehman
                          Brothers, Inc. and predecessor firms,
                          1969 to 1992; Advisory Director, Lehman
                          Brothers Ic., 1992 to 1994; Committees
                          of the Company: member, Finance and
                          Salary and Employee Benefits.
----------------------------------------------------------------------------
Joan M. Lamm-Tennant,Ph.D Vice President, General Reinsurance/    17,936(13)
  Age: 45                 New England Asset Management since 1996;
  Director since: 1993    Professor of Finance, Villanova University
  Term to expire: 1999    since 1988; Director, Focus Trust Fund,
                          a mutual fund; Committees of the Company:
                          member, Finance, and Salary and Employee
                          Benefits
----------------------------------------------------------------------------
S.Griffin McClellan III   Consultant since 1994; Chairman and      35,770(14)
  Age 60                  Chief Executive Officer, Crestmont
  Director since: 1980    Savings and Loan Association, 1993 to
  Term to expire: 2000    1994; President, Chief Executive Officer
                          and Director, Crestmont Federal Savings
                          and Loan Association, 1989 to 1991;
                          Committees of the Company: Chairman,
                          Audit; member, Executive and Salary and
                          Employee Benefits.
----------------------------------------------------------------------------
J. Brian Thebault         President and Chief Executive          11,713(15)
 Age: 46                  Officer, L.P. Thebault Company,
 Director since: 1996     graphic communications, since
 Term to expire: 2000     1985.  Committees of the Company:
                          member, Audit and Finance.
-----------------------------------------------------------------------------

      =====================================================
      NOTES TO TABLE OF CANDIDATES AND CONTINUING DIRECTORS
      =====================================================


(1) The amount of shares beneficially owned by each of the above-named directors, except Mr. Entringer, is less than 1% of the Common Stock outstanding.

(2) Includes 209,430 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plans.

(3) The number of shares beneficially owned by Mr. Entringer is equal to 1.2% of the Common Stock outstanding.

(4) Includes 24,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(5) Includes 62,200 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plans.

(6) Includes 24,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(7) Includes 24,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(8) Includes 6,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(9) Includes 24,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors. Includes 2,100 shares held by Mr. Dolan's wife, of which Mr. Dolan disclaims beneficial ownership.

(10) Includes 18,000 shares that may be acquired upon the exercise of options granted and presently excercisable under the Company's Stock Option Plan for Directors.

(11) Includes 12,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(12) Includes 24,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(13) Includes 12,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(14) Includes 15,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors. Includes 2,000 shares held by Mr. McClellan's wife, of which Mr. McClellan disclaims beneficial ownership.

(15) Includes 6,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

The number of shares of Common Stock beneficially owned by Mr. Entringer and Mr. Murphy, as of February 16, 1998, are set forth in the table on page 3. The number of shares of Common Stock beneficially owned as of February 16, 1998, by the other executive officers named in the Summary Compensation Table set forth on page 9 are as follows: Mr. Coleman, 57,365 (including 36,800 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); Mr. Land, 200,762 (including 109,000 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); and Mr. Ochiltree, 100,235 (including 51,200 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans). The number of shares beneficially owned by each of the above-named executive officers is less than 1% of the Common Stock outstanding. The number of shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group as of February 16, 1998, was 1,512,980, representing 5.0% of the outstanding shares of Common Stock on that date. Such number includes shares that may be acquired within 60 days of such date upon the exercise of outstanding stock options granted under the Company's stock option plans and Stock Option Plans.

                     =========================
                     COMPENSATION OF DIRECTORS
                     =========================


During 1997, nonemployee directors, consisting of all directors other than Messrs. Entringer and Murphy, received directors' fees in shares of Common Stock pursuant to the Stock Compensation Plan for Nonemployee Directors. Under this Plan, each nonemployee director annually receives Common Stock having a fair market value equal to an amount of compensation fixed annually by the Board of Directors. Shares are issued quarterly on January 1, April
1, July 1 and October 1 of each year.   For 1997, such annual compensation
was fixed at $31,000, and each nonemployee director who did not elect to defer his or her compensation was issued a total of 1,404 shares of Common Stock pursuant to the Plan. Under the Plan, each nonemployee director may elect on or before December 20 of each year to defer the receipt of shares of Common Stock, and any dividends accrued with interest thereon, to a specified future year, the attainment of age 70 or termination of services as a director. Messrs. McClellan, Sayles, Thebault and Ms. Lamm-Tennant elected to defer their 1997 compensation under the Plan.

Effective December 31, 1997, the Company terminated the Directors' Plan pursuant to which directors who were never employees of the Company or its subsidiaries and who were members of the Board of Directors for at least five calendar years were entitled to certain retirement benefits. Under the terms of the Directors' Plan, participants were entitled to receive annual retirement or disability benefits equal to 100% of the annual directors' retainer fee or such other annual amount as fixed by the Board from time to time. The benefit was payable for a period equal to the participant's years of service on the Board, up to a maximum of 15 years. In the event of a participant's death prior to or after the commencement of benefits, the participant's surviving spouse was entitled to receive the benefits. Benefits were payable to the eligible director in the event of a director's disability resulting in termination of service as director. The Directors' Plan provided for acceleration of accrued and unpaid benefits in the event of a "change of control" of the Company, as defined in the Directors' Plan.

In connection with the termination of the Directors' Plan, the present value of the future benefits of each eligible nonemployee director was fully vested under the Directors' Plan as of December 31, 1997. Such benefits were converted into units, with each such unit having a value equal to the fair market value of a share of Common Stock on December 31, 1997. Each unit will accrue an amount equal to the dividends on a share of Common Stock, as and when declared by the Board of Directors and paid by the Company, which amount will be deemed reinvested in additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders, based on the fair market value of a share of Common Stock on the applicable dividend reinvestment date. The value of each unit will fluctuate with the value of the Company's Common Stock. Each participating director will become entitled to receive the value of his or her units in cash, either in a lump sum or in installments over 15 years, upon termination of his or her service as a director. In the event of a director's termination of service as a director following a "change in control" of the Company, (as defined in Board resolutions terminating the Directors' Plan) the director will be immediately entitled to receive the value of his or her units in cash, either in a lump sum or in installments over a period of five years. Any units which are unpaid at the time of the director's death shall be payable in cash to a surviving spouse or estate, as the case may be. Retired Directors or their surviving spouses who were receiving benefits under the Directors' Plan at the time of its termination will continue to receive benefits in accordance with the terms of the Directors' Plan as in effect at the time the benefits commenced.

The Company has a Stock Option Plan for Directors for nonemployee directors. Under such plan, each eligible director automatically receives an option to purchase 3,000 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under such options is 400,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the fair market value of a share of Common Stock on the date such option is granted and is payable in cash. Any option granted under the Plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. Options granted under the plan are nontransferable, except by will or by laws of descent and distribution.
In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian, or legal representative in accordance with the terms of such option. On March 1, 1997, options to purchase 1,500 shares of Common Stock were granted to each eligible director at an exercise price of $41.625 per share. As a result of the stock split of December 1, 1997, each such grant was converted into an option to purchase 3,000 shares at $20.8125 per share.

                ====================================
                COMMITTEES OF THE BOARD OF DIRECTORS
                ====================================


The Company's Audit Committee, the membership of which is the same as the Audit Committee of the Company's subsidiaries, Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of S. Griffin McClellan III, Chairman, A. David Brown, William A. Dolan, II, William C. Gray, and J. Brian Thebault. In 1997, the Committee met four times. The functions of the Committee are to receive and examine the Auditors' Report, meet with the auditors, access the books and vouchers of the Company, as necessary, consider the adequacy of internal controls, confer with the officers of the Company, and report to the Board on its findings.

The Company's Salary and Employee Benefits Committee, the membership of which is the same as the Salary and Employee Benefits Committee of the Company's subsidiaries, Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of Thomas D. Sayles, Jr., Chairman, A. David Brown, William M. Kearns, Jr., Joan M. Lamm-Tennant, Ph.D, and S. Griffin McClellan III. In 1997, the Committee met seven times. The functions of the Committee are to evaluate the performance of certain officers of the Company and its subsidiaries and to make recommendations to the Board as to salary adjustments. This Committee also continuously evaluates employee benefits and makes recommendations to the Board in connection therewith. This Committee also functions as the Compensation Committee, which administers the Company's stock option plans, and as the Trustees of the Retirement Savings Plan and the Retirement Income Plan.

The Company's Committee on Directors, the membership of which is the same as the Committee on Directors of the Company's subsidiaries, Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of C. Edward Herder, Chairman, Frederick H. Jarvis, William M. Rue and Thomas D. Sayles, Jr. In 1997, the Committee met three times. The primary function of the Committee is to seek and review qualified candidates for directorships and to make recommendations to the Board as to nominees for election as directors. This Committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Committee on Directors, c/o the Secretary of the Company, 40 Wantage Avenue, Branchville, New Jersey 07890. Such recommendations must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Secretary no later than January 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.

                  ATTENDANCE OF BOARD MEMBERS AT MEETINGS

During the past year, there were five meetings of the Board. No Board member attended fewer than 75% of the aggregate number of meetings of the Board and of the meetings of Committees on which he or she served.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Salary and Employee Benefits Committee are Thomas D. Sayles, Jr., A. David Brown, William M. Kearns, Jr., Joan M. Lamm-Tennant, Ph.D. and S. Griffin McClellan III, each of whom is a director but not a current or former employee of the Company, or any of its subsidiaries. During the last fiscal year, no executive officer of the Company served on the compensation committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company's review of Forms 3, 4 and 5 and written representations submitted to the Company during and with respect to the fiscal year ended December 31, 1997, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were timely filed.

           ============================================
           EXECUTIVE COMPENSATION AND OTHER INFORMATION
           ============================================
                EXECUTIVE OFFICERS OF THE COMPANY
                =================================


As of March 13, 1998, the executive officers of the Company were:
============================================================================
James W. Entringer    age 57     Chairman and Chief Executive Officer, since
                                 1997; Chairman, President and Chief
                                 Executive Officer of the Company, 1993 to
                                 1997; President and Chief Operating
                                 Officer, 1992.*
----------------------------------------------------------------------------
Gregory E. Murphy     age 42     President and Chief Operating Officer since
                                 1997; Senior Vice President and Chief
                                 Financial Officer, 1995 to 1997; Senior
                                 Vice President, Finance, 1994 to 1995; Vice
                                 President, Finance, 1993 to 1994; Vice
                                 President and Controller, 1987 to 1993.*
----------------------------------------------------------------------------
James W. Coleman, Jr. age 39     Senior Vice President, Strategic Business
                                 Units since May 1996; Vice President,
                                 Personal Lines Strategic Business Unit,
                                 May 1994 to May 1996; Assistant Vice
                                 President, Claims, Field Operations, May
                                 1993 to May 1994.
----------------------------------------------------------------------------
Thornton R. Land      age 55     Executive Vice President, Administration,
                                 and General Counsel, responsible for
                                 corporate legal, staff claims counsel,
                                 government affairs, administrative services
                                 and human resources, since May 1993; Senior
                                 Vice President and General Counsel from
                                 1988 to 1993.
----------------------------------------------------------------------------
David B. Merclean    age 47      Senior Vice President and Chief Financial
                                 Officer since August 1997. Senior Vice
                                 President and Treasurer, Sun Alliance USA,
                                 Inc., 1995 to 1997; Partner, KPMG Peat
                                 Marwick LLP, 1987 to 1995.
----------------------------------------------------------------------------
Jamie Ochiltree,III  age 45      Executive Vice President, Branch and Field
                                 Operations since 1997; Senior Vice
                                 President, Branch and Field Operations,
                                 1994-1996; Vice President, Market
                                 Development from April 1994 to September
                                 1994; Vice President, Sales and Marketing,
                                 Cincinnati Financial Corp., May 1988 to
                                 December 1993.
----------------------------------------------------------------------------
Robert P. Rank       age 56      Senior Vice President, Investments since
                                 December 1993; Senior Vice President,
                                 Investments, American Express Company, 1987
                                 to 1993.
----------------------------------------------------------------------------
Donald E. Williams   age 53      Senior Vice President and Chief Information
                                 Officer, since June 1997; Senior Vice
                                 President, Information Systems, 1992-1997;
                                 Vice President 1989-1992.
----------------------------------------------------------------------------

All terms of office are for a one-year period.

*See additional information about Mr. Entringer and Mr. Murphy on page 3.

                ==========================
                SUMMARY COMPENSATION TABLE
                ==========================

The following table shows, for the fiscal years ending December 31, 1997, 1996, and 1995, the compensation, paid or accrued for those years, to the Chairman and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers during fiscal year 1997. (See footnote 1.)


                                     Long-Term Compensation
                                     |------Awards------|

                Annual Compensation                    Securities
                                                       Under-        All
Name                                      Restricted   lying         Other
and                                       Stock        Options/      Compen-
Principal             ($)(1)    ($)(2)    Awards       SARs          sation
Position        Year  Salary     Bonus    ($)(3)       (#)           (5)($)
============================================================================
James W.        1997  440,337   300,000   296,000      8,600          4,750
Entringer(6,7)                                        15,000(4)
Chairman and    1996  426,923   225,000   302,000        -            4,750
Chief Executive 1995  410,000   300,000   657,145     80,000          9,000
Officer

----------------------------------------------------------------------------
Gregory E.      1997  222,385   200,000   185,000      3,200          9,582
Murphy(6,7)                                           10,000(4)
President and   1996  139,552    60,000   169,875     15,000         10,204
Chief Operating 1995  130,000    85,000    52,125     15,000         12,518
Officer
----------------------------------------------------------------------------
Thornton R.     1997  199,688   100,000   166,500      4,000          4,750
Land(6,7)                                              5,000(4)
Executive Vice  1996  193,896    60,000   169,875         -           4,750
President and   1995  187,824    90,000    78,188         -           9,000
General Counsel
----------------------------------------------------------------------------
Jamie           1997  176,154   100,000   185,000      3,200         13,782
Ochiltree,III                                          7,500(4)
(6,7)           1996  157,319    60,000   169,875     15,000         15,669
Senior Vice     1995  150,000    90,000    52,125     15,000         14,762
President
----------------------------------------------------------------------------
James W.        1997  147,019   100,000   185,000      2,800          3,866
Coleman, Jr.                                           7,500(4)
(6,7)           1996  124,015    60,000    37,750     15,000             -
Senior Vice     1995   85,300    31,200       -        6,000             -
President
----------------------------------------------------------------------------

           =======================================
           FOOTNOTES TO SUMMARY COMPENSATION TABLE
           =======================================


1. The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"), which company also provides the employee benefit plans in which such executive officers participate.

2. Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The "Bonus" amounts for 1995, 1996 and 1997 indicate the amounts awarded to the named executive officers as Annual Cash Incentive Payments. See the Report of the Company's Salary and Employee Benefits Committee set forth in this Proxy Statement.

3. The aggregate value of restricted stock awards at the end of 1997 was $1,321,164 for Mr. Entringer, $648,000 for Mr. Land, $324,000 for Mr.
   Coleman, and $621,000 for each of Messrs. Murphy and Ochiltree. At the end of 1997, the aggregate number of restricted shares held by Mr. Entringer was 48,932; by Mr. Land, 24,000; by Mr. Coleman, 12,000 and by each of Messrs. Murphy and Ochiltree, 23,000. The restricted stock awards to Messrs. Coleman, Land, Murphy and Ochiltree and awards of 42,000 shares of Mr. Entringer's restricted stock were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. Pursuant to an award Mr. Entringer received outside of the plan, on November 1, 1995, 6,932 shares vested to Mr. Entringer on each of November 1, 1995, on November 1, 1996 and on November 1, 1997. An equal number will vest on November 1, 1998. Mr. Entringer has received dividends on all shares from this grant since November 1, 1995. The value of the restricted stock awards shown in this footnote is based on the closing market price of Common Stock on December 31, 1997.

4. This qualified option was granted under Stock Option Plan II effective December 2, 1997 and will vest 25% per year each year through December 2, 2001 when it will become fully vested.

5. The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company contributions reflected in the table above are $4,750 for Messrs. Entringer, Murphy, Land and Ochiltree and $3,866 for Mr. Coleman. In addition, for Messrs. Murphy and Ochiltree, the amounts for 1997 in the "All Other Compensation" column also include $4,832 and $9,032, respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions."

6. Under employment agreements with SICA effective September 1, 1996 to September 1, 1999, Messrs. Entringer and Land receive annual base salaries of not less than the following amounts: Mr. Entringer, $430,000 and Mr. Land, $195,000. Under an employment agreement with SICA effective August 1, 1995, Mr. Murphy receives an annual base salary of not less than $130,000 through August 1, 1998. Under an employment agreement with SICA effective October 31, 1995 through October 31, 1998, Mr. Ochiltree receives an annual base salary of not less than $150,000 through October 31, 1998. Under an employment agreement with SICA effective May 2, 1997 through May 2, 2000, Mr. Coleman receives an annual base salary of not less than $135,000. If any of these executive officers is not reelected to his current position, or if he is terminated without cause, he will be entitled to receive severance pay equal to his salary and certain benefits in effect at the time of his termination of employment for a period of two years after the date of such termination, payable in monthly installments. If he is terminated for cause, he is entitled to receive that portion of his salary earned to the date of his termination and the benefits accrued to him under certain employee benefit plans to the date of such termination, to the extent that such benefits may be payable to him under the provisions of such plans in effect on the date of the termination of his employment. The Company has guaranteed SICA's performance of all its obligations under the employment agreements.

7. Messrs. Entringer, Coleman, Land, Murphy and Ochiltree have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. The agreements for Messrs. Entringer and Land are automatically renewable for successive one-year terms each September 1 unless prior written notice of nonrenewal is given. Mr. Murphy's agreement is effective from August 1, 1995 through August 1, 1998 and is automatically renewable for successive one-year terms each August 1 unless prior written notice of nonrenewal is given. Mr. Ochiltree's agreement is effective from October 31, 1995 through October 31, 1998 and is automatically renewable for successive one-year terms each October 31 unless prior written notice of nonrenewal is given. Mr. Coleman's agreement is effective May 2, 1997 through May 2, 2000 and is automatically renewable for successive one-year terms each May 2 unless prior written notice of nonrenewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than
   (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments and benefits due to the executive officer will be reduced in the order of priority and amount as the executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

           ==========================================
           STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
           ===========================================

The following table contains information concerning the grant of stock options and tandem stock appreciation rights ("SARs") under the Company's Stock Option Plan II ("Plan") to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table.


           =====================================
           OPTION/SAR GRANTS IN LAST FISCAL YEAR
           =====================================


        |----------Individual  Grants------------|    Grant Date Value
                      % of
          Number of     Total
          Securities    Options/
          Underlying    SARs
          Options/      Granted to  Exercise
          SARs          Employees   or Base   Expira-
          Granted(1)    in Fiscal   Price     tion          Grant Date
Name      (#)           Year        ($/Sh)    Date      Present Value ($)(2)
============================================================================
James W.       8,600(3)     3.10%       $18.4375  01/24/07   $50,826
Entringer     15,000(4)     5.41%        25.375   12/02/07   114,450

Gregory E.     3,200(3)     1.15%        18.4375  01/24/07    18,912
Murphy        10,000(4)     3.60         25.375   12/02/07    76,300

Thornton R.    4,000(3)     1.44         18.4375  01/24/07    23,640
Land           5,000(4)     1.80         25.375   12/02/07    38,150

Jamie          3,200(3)     1.15%        18.4375  01/24/07    18,912
Ochiltree,III  7,500(4)     2.70         25.375   12/02/07    57,225

James W.       2,800(3)     1.01%        18.4375  01/24/07    16,548
Coleman        7,500(4)     2.70         25.375   12/02/07    57,225
----------------------------------------------------------------------------

1. The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If an SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of an SAR, payment will be made by the Company in stock, cash, or some combination thereof, as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 1997 has SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

2. The Black-Scholes option pricing method has been used to calculate the present value as of the date of grant, January 24, 1997 ($18.4375) and December 2, 1997 ($23.375). The present value as of the date of the grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, expected life of the options, dividend yield and stock price volatility. The risk free interest rate is based on a zero coupon US Government Issue with the same terms and issue date as the specified option grant. The volatility is based on an estimate of the future price variability of Selective Insurance Group, Inc. (SIGI) stock for a term commensurate with the expected life of the option. There is no assurance that these assumptions will prove to be true in the future. Listed below are the various assumptions that were made with regard to the two grants:

     Exercise Price              $18.438      $23.375
     --------------              -------      -------
     Risk Free Interest Rate      6.37%        5.85%
     Expected Life of Option      9 Years      9 Years
     Dividend Yield               2.4%         2.4%
     Expected Volatility          21%          21%

3. Options granted on January 24, 1997 became exercisable on October 1,
   1997.

4. Options granted on December 2, 1997 will vest 25% each year through December 2, 2001 when the options will become fully vested.

           =====================================
           OPTION AND SAR EXERCISES AND HOLDINGS
           =====================================


The following table sets forth information with respect to the Chairman and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year:


      ===================================================
      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
           AND FISCAL YEAR-END OPTION/SAR VALUES
      ===================================================


                                                         Value of
                                 Number of               Unexercised
                                 Securities Underlying   In-the-Money
                                 Unexercised             Options/SARs
                                 Options/SARs at         at Fiscal
            Shares               Fiscal Year-End(#)(1);  Year-End($)(2);
            Acquired             **********************  **************
            on           Value      Exercisable/            Exercisable/
Name        Exercise(#) realized($) Unexercisable           Unexercisable
============================================================================
James W.       -           -         209,430/               $2,368,092/
Entringer                             32,600                   282,875

Gregory E.    968       $12,345       62,200/                  743,212/
Murphy                                10,000                    16,250

Thornton R.  4,000      $46,250      109,000/                1,438,437/
Land                                  25,000                   301,875

Jamie          -            -         51,200/                  565,525/
Ochiltree,III                          7,500                    12,188

James W.       -            -         36,800/                  399,100/
Coleman                                7,500                    12,188
----------------------------------------------------------------------------



1. The number of securities underlying unexercised options at the end of 1997 included options with tandem SARs granted under the Company's former stock option plan for employees which expired November 5, 1992. This plan had 1,200,000 shares reserved for issuance and was, for the most part, identical to the Company's Stock Option Plan II.

2. The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 31, 1997 of $27.00, less the option exercise price per share.

                          =============
                          PENSION PLANS
                          =============


The following table illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits. As of December 31, 1997 the Chairman and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Entringer, 4 years; Mr. Coleman, 14 years; Mr. Land, 11 years; Mr. Murphy, 16 years and Mr. Ochiltree, 2 years.


                       ====================
                       PENSION PLAN TABLE(1)
                       ====================


============================================================================
                             Years of Service
          ----------------------------------------------------------
Remuneration       5         15        20        25        30        35
============================================================================
125,000         12,500     37,500    50,000    62,500    75,000    87,500
150,000         15,000     45,000    60,000    75,000    90,000   105,000
175,000         17,500     52,500    70,000    87,500   105,000   122,500
200,000         20,000     60,000    80,000   100,000   120,000   140,000
225,000         22,500     67,500    90,000   112,500   135,000   157,500
250,000         25,000     75,000   100,000   125,000   150,000   175,000
300,000         30,000     90,000   120,000   150,000   180,000   210,000
400,000         40,000    120,000   160,000   200,000   240,000   280,000
450,000         45,000    135,000   180,000   225,000   270,000   315,000
500,000         50,000    150,000   200,000   250,000   300,000   350,000
-------------------------------------------------------------------------


1. The Company maintains a noncontributory Retirement Income Plan integrated with Social Security benefits. This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e. only the "Salary" column of the Summary Compensation Table. Monthly plan benefits are computed at the rate of 2% of average monthly compensation for the 60 months out of the most recent 120 months of employment for which the employee's compensation is the highest multiplied by the number of years of credited service, less an offset for Social Security benefits, calculated as 1 3/7% of the participant's Social Security income in effect on January 1 of the year of retirement multiplied by the number of years of credited service. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

           ============================================
           REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
             SALARY AND EMPLOYEE BENEFITS COMMITTEE
           ============================================


The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Sayles (Chairman), Brown, Kearns, McClellan and Ms. Lamm-Tennant, all of whom are "outside directors" within the meaning of Section 162(m). For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives by combining a base salary component with annual bonus and long-term incentive components.
The levels of annual total compensation for executive officers (including the executive officers named in the foregoing tables) are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, identified by the Company using external surveys as being similar in size and scope to the Company, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. This comparison group of companies in the insurance industry is smaller and more diverse than the group comprising the Company's peer group for purposes of the performance graph set forth on page 16 in this Proxy Statement.

After determining the level of compensation for each executive officer as compared with his counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contribution to the financial and other goals of the Company. The goals and objectives are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are: (i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the Chairman and President; and
(iii) such officer's ability to develop personnel within the areas of his responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets approximately four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, cash payments under the Company's Annual Cash Incentive Plan may be earned. Specific performance-related goals are established for each executive officer at the beginning of the fiscal year after discussions between such executive officer and the Chairman and President(and with respect to the Chairman between the Chairman and the Committee) to determine the nature and extent of such goals. These individual goals relate to specific business, departmental or management objectives that support specific corporate goals established for the fiscal year. In 1997, corporate goals included improving the combined ratio and increasing diversification of geographic premium distribution. If individual and corporate goals are achieved for the year, the executive officer may earn an annual cash incentive pursuant to guidelines established in the Annual Cash Incentive Plan expressed as a range of percentages of salary.

In February 1998, the Committee reviewed each executive officer's performance evaluation, the recommendations of the Chairman and President as to the achievement of the individual performance-related goals and the Company's performance for 1997 using the criteria described above. Based upon such criteria and the Annual Cash Incentive Plan percentage guidelines, the Committee determined the annual cash incentives to be awarded to the Company's executive officers for the year ended December 31, 1997.

The two forms of executive officers' long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (the "Plan"). The Plan is effective through September 1, 2002. The Committee believes that stock ownership by management encourages management to enhance stockholder value. Stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on the Committee's assessment of individual merit, taking into account, among other things, the performance evaluations of such executive officers by the Chairman and President. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility, i.e., more options are given to employees and executives in positions of greater responsibility, and the date of the last option grant to such person. In recent years, the Company has generally granted options on an annual basis, but options will not necessarily be granted annually to each executive officer. Prior to 1997, stock options (and any tandem stock appreciation rights) that were granted to executive officers were generally exercisable immediately upon grant. However, in 1997 the Committee granted options subject to a four-year vesting schedule. Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees in addition to or in substitution for options or stock appreciation rights. Grants to the executive officers are subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. Grants of restricted stock under the Plan were made to all executive officers in 1997. All restricted stock grants to executive officers are subject to a four-year vesting period and the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings, during the vesting period.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's bases for determining the compensation of Mr. Entringer have been substantially the same as those referred to above with respect to the Company's executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group, but Mr. Entringer's base salary and incentive compensation for 1997 were significantly affected by his performance and the Company's performance as compared to the peer group, as described below. Mr. Entringer is eligible to participate in the same employee benefit plans available to the other executive officers of the Company.

On January 24, 1997, the Committee granted Mr. Entringer 16,000 restricted shares of the Company's Common Stock under Stock Option Plan II. The grant is subject to a four-year vesting period and the achievement of predetermined corporate performance goals, including fiscal year return on average equity during the vesting period. On the same date, the Committee granted Mr. Entringer a nonqualified option to purchase 8,600 shares of the Company's common stock at $18.4375 per share. The grant was subject to a one-year vesting period and the attainment of certain financial objectives that were achieved by the Company. On October 1, 1997, the Committee waived the balance of the one-year vesting period, and the grant became fully vested. On December 2, 1997, the Committee granted Mr. Entringer a qualified option under Stock Option Plan II to purchase 15,000 shares of the Company's common stock at $25.375. The grant will vest 25% per year each year through December 2, 2001, when it will become fully vested.

In determining Mr. Entringer's award under the Annual Cash Incentive Plan for 1997, the Committee considered the extent to which Mr. Entringer had met certain predetermined financial and operational goals, and how well he had implemented initiatives scheduled for 1997, including increased earnings and positioning the Company for future growth. The Committee also considered the increase in the market value of the Company's Common Stock. In considering the Annual Cash Incentive award and the stock grant, the Committee also reviewed the Company's combined ratio, expense reduction, and capital strategies and Mr. Entringer's achievements in productivity, premium diversification, employee development, corporate restructuring and technological development, in addition to those factors used in determining the awards of the other executive officers.

Submitted by the Salary and Employee Benefits Committee of the Company's Board of Directors: Thomas D. Sayles, Jr. (Chairman), A. David Brown, William M. Kearns, Jr., Joan M. Lamm-Tennant, Ph.D and S. Griffin McClellan III.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 1997.

           ================================================
           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
           ================================================


The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).


                =============================
                (CORPORATE PERFORMANCE GRAPH)
                =============================


============================================================================
                             |-------------------As of---------------------|
         INDEX                12/31   12/31   12/31   12/30   12/29   12/31
      DESCRIPTION              1992    1993    1994    1995    1996    1997
----------------------------------------------------------------------------
Selective Insurance Group,     100.0   144.7   124.9   182.0   201.3   292.8
Inc.

Nasdaq Stock Market (US        100.0   114.8   112.2   158.7   195.2   239.5
Companies)

NASDAQ Stocks (SIC 6330-       100.0   103.4    99.6   139.5   152.9   231.3
6339 US + Foreign Fire,
Marine, and Casualty
Insurance Peer Group(1))
----------------------------------------------------------------------------


1. The members of the Peer Group include Fire, Marine and Casualty insurers that are traded on the Nasdaq Stock Market and have the same Standard Industry Classification (SIC) number as the Company. The Peer Group members are as follows: Allied Group, Inc.; Allmerica Property & Casualty Companies, Inc; American Bankers Insurance Group, Inc.; American Indemnity Financial Corporation; American Integrity Corporation; Argonaut Group, Inc.; Baldwin & Lyons, Inc.; Bancinsurance Corporation; W. R. Berkley Corporation; Chandler Insurance Company, Ltd.; Cincinnati Financial Corporation; Citizens Security Group, Inc.; Condor Services, Inc.; Donegal Group, Inc.; Equitable of Iowa Companies; Exstar Financial Corporation; Financial Institutions Insurance Group, Ltd.; Foremost Corporation America; Fremont General Corporation; Goran Capital, Inc.; Gryphon Holdings, Inc.; HCC Insurance Holdings, Inc.; Harleysville Group Inc.; Home State Holdings, Inc.; Intercargo Corporation; Kaye Group, Inc.; MAIC Holdings, Inc.; Markel Corp.; Mercury General Corporation; Meridian Insurance Group, Inc.; Mid Ocean, Ltd.; Midland Financial Group, Inc.; Milwaukee Insurance Group Inc.; Mobile America Corporation; Motor Club of America; Mutual Assurance, Inc.; NAC Re Corporation; Navigators Group, Inc.; Nobel Insurance, Ltd.; North East Insurance Company; Ohio Casualty Corporation; Old Guard Group, Inc.; Old Lyme Holding Corp.; Omni Insurance Group, Inc.; PXRE Corp.; PAC RIM Holding Corporation; PAN Atlantic Inc.; Paula Financial; Pembridge Inc.; Phoenix Re Corporation; Piedmont Management, Inc.; Professionals Insurance Company Management; RTW, Inc.; Rescorp, Inc.; Risk Capital Holdings, Inc.; SAFECO Corporation; Selective Insurance Group, Inc.; State Auto Financial Corporation; Symons International Corporation; Titan Holdings, Inc.; Tokio Marine & Fire Insurance, Ltd.; Trenwick Group, Inc.; U.S. Capital Group, Inc.; Unico American Corporation; United Coasts Corporation; United Fire & Casualty Company; United States Facilities Corporation; Walshire Assurance Company.

      =========================================================
      INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
      =========================================================


William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Rue Insurance, a general insurance agency, which received $1,036,418 in commissions during 1997 for insurance policies placed with the Company's subsidiaries. During 1997, the Company's insurance subsidiaries purchased insurance coverages with premiums of $829,077 through the agency. J. Brian Thebault, a director of the Company, is President and Chief Executive Officer of L.P. Thebault Company, Inc., graphic communications, which received $67,483 during 1997 for services performed for the Company and its subsidiaries. The foregoing relationships have existed during the past fiscal year, and the Company intends to continue its relationship with Rue Insurance and L.P. Thebault Company, Inc. in the current year.

On December 16, 1994, Messrs. Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Murphy and Ochiltree were $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of March 5, 1998 were $75,883 and $141,840 for Messrs. Murphy and Ochiltree, respectively.


                     ===================
                     DATE FOR SUBMISSION
                   OF STOCKHOLDER PROPOSALS
                   ========================


Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 1999 Annual Meeting of Stockholders (to be held on or about May 7, 1999) must submit the same in time to be received at the Company's head-quarters at Branchville, New Jersey, on or before December 1, 1998, for determination of eligibility in accordance with law.


                     ====================
                     FINANCIAL STATEMENTS
                     AND OTHER INFORMATION
                     =====================


Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG Peat Marwick LLP are included in the 1997 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Senior Vice President, and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.


                          ===========
                          ACCOUNTANTS
                          ===========


For many years, the Company has engaged the services of KPMG Peat Marwick LLP as its principal accountants. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.